United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2016

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01	Other Events.

On May 17, 2016, Spire Inc. (“Spire”) issued and sold 2,185,000 shares of Spire’s common stock, par value $1.00 per share (the “Common Stock”), at a public offering price of $63.05 per share pursuant to an Underwriting Agreement, dated May 12, 2016, between Spire and Morgan Stanley & Co. LLC. The Common Stock has been issued pursuant to Spire’s Registration Statement on Form S-3 (Registration No. 333-190388) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated June 3, 2014 and Prospectus Supplement dated May 12, 2016. A copy of the Underwriting Agreement and opinion related to the Common Stock are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the actual terms of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated May 12, 2016, between Spire Inc. and Morgan Stanley & Co. LLC.

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.

Date: May 17, 2016	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Corporate and Shared Services Governance and Standards and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated May 12, 2016, between Spire Inc. and Morgan Stanley & Co. LLC.

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1 hereto)